UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 10.13.2020

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LBSR	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On October 12, 2020 Liberty Star Minerals (the Company) submitted applications to acquire 5 additional Mineral Exploration Permits @ $500 each for a total of $2,500. The land is contiguous with the Hay Mountain Project and equals 2,369.15 acres for an increased total of 14,917.15 acres / 23.31 sq. miles at Hay Mountain. The applications, if approved by the State of Arizona in their entirety, represent a 19% increase in the amount of land the Company includes as part of the Hay Mountain Project.

Comments CEO, Brett Gross, “The addition of these State lands to the Company’s holdings complements similar undertakings in October 2019 (see Update 910 dated October 21, 2019). In 2019 we moved to secure surface access to support future development and operations. With the addition of these lands, the Company secures three additional access routes from public roadways. While over the past twenty-two months we have enjoyed increasingly good, collaborative and cooperative relations with the private property owners contiguous to the Hay Mountain project with no interruptions to project access, securing multiple alternative routes places us in a much more secure and well defined position for the future.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: 10/13/2020	/s/ Brett Gross
Brett Gross, President & CEO